CONSULTING AGREEMENT

     This Agreement is entered into by and between Merchants T&F, Inc., a New York corporation ("Merchants"), and Ciro Jewelery, Inc., a Delaware corporation ("Ciro").

                                    RECITALS:

     WHEREAS,   Ciro  desires  to  obtain   assistance  in  the  management  and
organization of its ongoing business interests; and

     WHEREAS, Merchants is willing to assist Ciro in its ongoing business interests;

     NOW, THEREFORE, in consideration of the mutual terms and conditions set forth below, the parties hereto agree as follows:

     1.   Duties and Involvement.

     Ciro hereby engages Merchants for the purpose of assisting Ciro in the management and organization of the ongoing business of Ciro, such assistance to be used in the expansion of the business of Ciro or for any other purposes as Ciro so desires.

     Merchants acknowledges that it is not an agent or employee of Ciro's and that it will not commit or bind Ciro to any action. Any and all arrangements or agreements that Merchants may negotiate for Ciro will be subject to acceptance by Ciro, to be evidenced by the execution by an authorized officer of Ciro.

     Merchants shall devote such of its time and effort to the duties hereunder and shall use its best efforts to fulfill its obligations hereunder; however, Ciro acknowledges that Merchants is engaged in other business activities and that such activities will continue during the term of this Agreement.

     2. Compensation. As full compensation for Merchants' advisory services hereunder, Ciro shall pay to Merchants a monthly cash payment of the greater of five thousand dollars ($5,000) or twenty percent (20%) of the gross royalty income generated by Ciro.

     3. Taxes and Other Liabilities. Merchants acknowledges and agrees that it is an independent contractor and not an employee of Ciro. As such, Merchants acknowledges that it is responsible for all self-employment and other tax payable to any federal, state, or local authority and any other obligation or liabilities arising from its engagement and compensation hereunder.


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     4. Effective Date of Agreement.  The effective date of this Agreement shall be August 1, 1997, and any and all actions taken by the parties prior to the execution and delivery of this agreement are hereby approved and ratified in all respects.

     5. Term. The term of this Agreement shall be for a period of one year from the effective date of this Agreement.

     6. Waiver and Amendment. Neither this Agreement nor any provision hereof may be changed, waived, terminated or discharged orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, termination or discharge is sought.

     7. Governing Law. This Agreement and the rights and duties of the parties hereto shall be construed and determined in accordance with the laws of the State of New York, and any and all actions to enforce the provisions of this Agreement, shall be brought in a court of competent jurisdiction in the State of New York and in no other place.

     8. Successors and Assigns. This Agreement shall be binding upon the parties and their successors and assigns and shall inure to the benefit of the other parties and successors and assigns.

     9.  Counterparts.   This  Agreement  may  be  executed  in  any  number  of
counterparts and all such counterparts taken together shall be deemed to constitute one instrument.

     10. Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all negotiations, representations, prior discussions, and preliminary agreements between the parties hereto relating to the subject matter of this Agreement.

     11. Headings. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

     12. Further Assurances. At any time, and from time to time, after the effective date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property interests transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

     IN WITNESS WHEREOF, the undersigned have executed and delivered this document the 10th day of November 1997.


                                     Merchants T&F, Inc.


                                        By /s/ Murray A. Wilson
                                           -------------------------------
                                           Murray A. Wilson, President

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                                        Ciro Jewelery, Inc.



                                        By /s/ Laszlo Schwartz
                                           -------------------------------
                                           Laszlo Schwartz, Vice-President




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